Exhibit 10.42

CONSENT AND TERMINATION AGREEMENT

THIS CONSENT AND TERMINATION AGREEMENT (this “Consent”) is dated as of August 7, 2003 and is made by and among Fleet Business Credit, LLC, a Delaware limited liability company (“Fleet”), Wells Fargo HSBC Trade Bank, N.A., a national banking association (the “Trade Bank”), Silicon Valley Bank, a California state bank (“SVB” and together with Fleet and Trade Bank, each a “Purchaser” and, collectively, the “Purchasers”), and Fleet, as agent for the Purchasers (“Purchaser Agent”).

RECITALS

A.  Peregrine Systems, Inc., a Delaware corporation (“Peregrine”), and certain subsidiaries of Peregrine are obligated to the Purchasers under the Purchase Documents;

B. The Peregrine Parties have executed and delivered to the Purchaser Agent the Purchaser Security Agreements to secure the payment, performance and observance by the Peregrine Parties of the Purchase Obligations;

C. In order to set forth their respective rights, interests and obligations in and to the collateral security under the Purchaser Security Agreements and in and to all other Collections, each Purchaser and Purchaser Agent entered into that certain Interpurchaser Agreement, dated as of August 26, 2002, by and among the Purchasers and the Purchaser Agent (the “Interpurchaser Agreement”);

D. Pursuant to that certain Order Pursuant to Section 1129 of the Bankruptcy Code Confirming Debtors’ Fourth Amended Plan of Reorganization, as Modified, Dated July 14, 2003, the Bankruptcy Court has approved and confirmed the Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc. (as modified, the “Plan”); and

E. Contemporaneously herewith, the Purchasers, Purchaser Agent, and the “Peregrine Parties” identified therein are entering into that certain Agreement Regarding Purchaser Bank Arrangements, dated as of the date hereof (the “Purchaser Bank Agreement”), in order to give effect to the Plan to the extent it relates to the Purchasers and Purchaser Agent.

F. The Purchasers wish to consent to Purchaser Agent releasing the liens held by Purchaser Agent taking such action as shall be necessary in order to effect the Plan (including, without limitation, the release of the liens held by Purchaser Agent (it being expressly understood that such lien release shall not affect the interests of each Purchaser in and to its own Purchased Accounts)), and the Purchasers and Purchaser Agent wish to terminate the Interpurchaser Agreement, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Interpurchaser Agreement.

2.             Consent. Notwithstanding anything to the contrary contained in the Interpurchaser Agreement, each Purchaser hereby consents to: (a) Purchaser Agent entering into the Purchaser Bank Agreement and performing its obligations thereunder, (b) Purchaser Agent releasing any and all of the Liens granted to Purchaser Agent pursuant to any Documents to the extent reasonably deemed necessary by Purchaser Agent to comply with the Plan; (c) to the extent that the Mutual Release Agreement, dated the date hereof (the “Fleet Release”), executed by Fleet in favor of Peregrine, Remedy, and the other “Peregrine Parties” identified therein releases any “Claim” (as defined in the Fleet Release) that Fleet may have in its capacity as Purchaser Agent, the execution by Fleet of the Fleet Release; and (d) Purchaser Agent taking such further action or signing such additional agreements, instruments or documents as Purchaser Agent may reasonably deem necessary in order to comply with the Plan.

3.             Termination of  Interpurchase Agreement. Effective on the Effective Date, and conditioned upon the termination of the Forbearance Agreement pursuant to the terms of the Purchaser Bank Agreement, without further documentation or action by any Purchaser or Purchaser Agent, (a) the Interpurchaser Agreement shall cease to be of any further force or effect whatsoever, other than those provisions thereof that expressly survive the termination thereof, and (b) as among the Purchasers and the Purchaser Agent, the other Forbearance Documents shall cease to be of any further force or effect whatsoever; provided, however, that, to the extent that any provision of the other Forbearance Document survives the termination thereof, each Purchaser shall retain all of its rights and obligations as against the Peregrine Parties and hereby is appointed “Purchaser Agent” solely to the extent necessary to enforce such rights or perform such obligations, and each Purchaser hereby accepts such appointment. Without limiting the generality of the foregoing, each of the parties hereto acknowledge and agree that the indemnification, reimbursement and other obligations of the Purchasers under paragraph 6(e) of the Interpurchaser Agreement shall survive the termination of the Interpurchaser Agreement.

4.             Authority. Each party hereto warrants that the person signing below is authorized to sign this Agreement on its behalf and to bind it to the terms of this Agreement.

5.             Counterparts. This Agreement may be executed in duplicate originals, each of which is equally admissible in evidence. This Agreement may be executed in counterparts and the signature pages may be combined to create a document binding on all of the parties hereto. Facsimile signatures on this Agreement shall have the same force and effect as original signatures.

6.             Attorney Fees; Dispute Resolution. In the event of any dispute concerning the meaning or interpretation of this Agreement that results in litigation, or in the event of any litigation by a party to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party or parties its reasonable attorneys fees and disbursements and any actual court costs incurred. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTION WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN

RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING.

7.             Headings. All headings contained herein are for convenience purposes only and shall not be considered when interpreting this Agreement.

8.             Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first written above.

PURCHASER AGENT:

FLEET BUSINESS CREDIT, LLC, a Delaware limited liability company

By	/s/ Mark Holmes
Name: Mark Holmes
Title: Senior Vice President

PURCHASERS:

FLEET BUSINESS CREDIT, LLC, a Delaware limited liability company

By	/s/ Mark Holmes
Name: Mark Holmes
Title: Senior Vice President

SILICON VALLEY BANK, a California state bank

By	/s/ Marla Johnson
Name:	Marla Johnson
Title:	Senior Vice President

WELLS FARGO HSBC TRADE BANK, N.A., a National Banking Association

By	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	RELATIONSHIP MANAGER